Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, of our report dated April 16, 2020, relating to the balance sheet of ARYA Sciences Acquisition Corp II as of March 2, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from February 20, 2020 (inception) through March 2, 2020, appearing in Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-238488.

/s/ WithumSmith+Brown, PC

New York, New York
June 4, 2020